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                                                                     EXHIBIT 1.1

                                 Iteris, Inc.



                       4,945,000 Shares of Common Stock



                            UNDERWRITING AGREEMENT

                               _______  __, 2000



                           BEAR, STEARNS & CO. INC.
                        SG COWEN SECURITIES CORPORATION
                         CRUTTENDEN ROTH INCORPORATED
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                                  ITERIS, INC.


                             UNDERWRITING AGREEMENT
                             ----------------------


                                             , 2000



Bear, Stearns & Co. Inc.
SG Cowen Securities Corporation
Cruttenden Roth Incorporated
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Ladies and Gentlemen:

     Iteris, Inc., a corporation organized and existing under the laws of Delaware (the "Company") and Viggen Davidian, Gary Hamrick, Michael P. Meyer, and Abbas Mohaddes (each a "Selling Stockholder" and collectively the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,300,000 shares (the "Firm Shares") of its Common Stock, par value $.001 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 645,000 shares (the "Additional Shares") of Common Stock. Of the Firm Shares, 4,173,616 are being offered by the Company and 126,384 are being offered by the Selling Stockholders. All of the Additional Shares are being offered by the Company. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

     Prior to the offering contemplated by this Agreement, the Company was a subsidiary of Odetics, Inc. ("Parent"), a Delaware corporation. Shortly after the registration statement covering the Shares is declared effective by the Securities and Exchange Commission (the "Commission") Parent will distribute the shares of Common Stock owned by Parent to its stockholders in a pro-rata distribution intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") (such distribution, the "Spin-Off").

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     As part of the offering contemplated by this Agreement, Bear, Stearns & Co.
Inc. ("Bear Stearns") has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to _____ shares, for sale to the Company's employees, officers, directors and others with whom it has business relationships (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Bear Stearns pursuant to the Directed Share Program (the "Directed Shares") will be sold by Bear Stearns pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Bear Stearns as set forth in the Prospectus.

          1.   Representations and Warranties of the Company.
               ---------------------------------------------

     A. The Company represents and warrants to, and agrees with, the Underwriters that:

          (a) The Company has filed with the Commission a registration statement, and amendments thereto, on Form S-1 (No. 333-93035), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. The Commission has not issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, nor, to the Company's knowledge, has the Commission instituted or threatened to institute any proceedings with respect to a stop order.

          (b) At the respective time of the effectiveness of the Registration Statement or any 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto (including any prospectus wrapper) complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement

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of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Directed Shares. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c) Ernst & Young LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiary, Meyer, Mohaddes Associates, a California corporation, (the "Subsidiary") taken as a whole, including but not limited to relationships with customers and suppliers of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiary, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus, and except for liabilities incurred in the ordinary course of business consistent with past practices.

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          (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

          (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, agreement, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which either such corporation or their respective properties or assets may be bound, except for conflicts, breaches, defaults or Repayment Events that would not have a Material Adverse Effect (as hereinafter defined) or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or the Subsidiary or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Subsidiary or any of their respective properties, assets or businesses. For the purposes of this Agreement, the term "Material Adverse Effect" means a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiary, taken as a whole. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or with the NASD in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (g) All of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders hereunder) are duly and validly authorized and issued, fully paid and nonassessable, were issued in compliance with all applicable laws (including, without limitation, federal and state securities laws) and were not issued in violation of and are not now in violation or subject to any preemptive or similar rights. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and

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will not have been issued in violation of or be subject to any preemptive or similar rights. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The authorized capital stock of the Company, including the Firm Shares and the Additional Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company as of the dates set forth therein. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company to the Underwriters as contemplated herein.

          (h) Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and California, respectively. Each of the Company and the Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and the Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, each such Governmental License is valid and in full force and effect and no such Governmental License contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus; and, to the knowledge of the Company, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such Governmental Licenses. Other than its ownership of all of the outstanding capital stock of the Subsidiary, the Company does not own or control, either directly or indirectly, any corporation, partnership, limited liability company, association or other entity.

          (i) Neither the Company nor the Subsidiary is in violation of its charter or by-laws or in default (or would be in default with notice or lapse of time, or both) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of their respective properties may be bound, which default or defaults would have in the aggregate a Material Adverse Effect, or in violation of any law, order, rule,

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regulation, writ, injunction, judgment or decree of any court or governmental agency or body, the violation of which would have in the aggregate a Material Adverse Effect.

          (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or the Subsidiary is a party or to which any property of the Company or the Subsidiary is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or the Subsidiary which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Except as otherwise disclosed in the Prospectus, the contracts so described in the Prospectus are in full force and effect on the date hereof and neither the Company nor the Subsidiary, nor, to the Company's knowledge, any other party, is in breach of or default under any of such contracts except as would not reasonably be expected to result in a Material Adverse Effect.

          (k) Neither the Company nor any of its directors, officers or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (l) The consolidated financial statements, including the notes thereto, and the financial data schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiary as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the financial data schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included in the Registration Statement and the Prospectus. In addition, the pro forma financial statements of the Company and the Subsidiary and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (m) The Company and the Subsidiary have filed all federal, state, local and foreign tax returns that have been required to be filed as of the date hereof and have paid all material taxes shown as due thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith.

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There is no material tax deficiency that has been or might reasonably be expected to be asserted or, to the Company's knowledge, threatened against the Company or the Subsidiary.

               (n) The Company and the Subsidiary have good and marketable title to all personal property owned by them, respectively, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Subsidiary, as the case may be. Any real property and buildings held under lease occupied by the Company are held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiary.

               (o) The Company and the Subsidiary own or possess valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, trade dress, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) proprietary techniques (including processes and substances) and other intellectual property rights necessary to conduct, in all material respects, the business now conducted or presently contemplated to be conducted by them, as described in the Registration Statement and the Prospectus ("Intellectual Property"). The Company and the Subsidiary have taken all reasonable steps which are customary in the industry to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and made appropriate filings and registrations in connection with the foregoing. Other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting, in all material respects, its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, investigations or claims by others challenging the rights in the Intellectual Property of the Company or the Subsidiary or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company or the Subsidiary; (iii) neither the Company nor the Subsidiary has, and (if the Intellectual Property is licensed) to the Company's knowledge, nor the licensor thereof infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property except for infringements or conflicts which, if determined adversely to the Company, the Subsidiary or the licensor, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) there is no dispute between the Company, the Subsidiary or any licensor with respect to any Intellectual Property. True and correct copies of all material licenses and other material agreements between the Company, the Subsidiary and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters.

               (p) No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and the directors, officers, stockholders,

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customers or suppliers of the Company or the Subsidiary, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described.

               (q) The Common Stock (including the Shares) is registered pursuant to Section 12(g)of the Securities Act of 1934, as amended (the "Exchange Act"), and has been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

               (r) Except as described in the Prospectus, no person or entity has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby other than any such right that has been duly waived.

               (s) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

               (t) There are no existing or, to the knowledge of the Company, threatened labor disputes with any employees of the Company or the Subsidiary that would have a Material Adverse Effect.

               (u) Each of the Company and the Subsidiary (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where such noncompliance would not have a Material Adverse Effect, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business, except where such failure to obtain permits, licenses or other approvals will not have a Material Adverse Effect and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to comply with the terms and conditions of such permits, licenses or approvals will not have a Material Adverse Effect.

               (v) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or the Subsidiary for employees or former employees of the Company or the Subsidiary has been maintained in compliance with its respective terms and the requirements of any applicable statutes, order, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code") except where any such failure would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, that would have a Material Adverse Effect has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section

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302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

               (w) The Company and the Subsidiary maintain a system of internal accounting controls that, taken as a whole, is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (x) The Company and the Subsidiary maintain insurance or are the beneficiaries of insurance maintained by Odetics, Inc. of the types and in the amounts generally deemed adequate for its business, including, without limitation, insurance coverage real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. The Company has no reason to believe that either it or the Subsidiary will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business.

               (y) The Company and the Subsidiary have reviewed their respective operations and any other third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by Year 2000 issues. As a result of such review, the Company has no reason to believe, and does not believe, that Year 2000 issues will have a Material Adverse Effect. The term "Year 2000 issues," as used herein, means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

               (z) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

               (aa) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or the Subsidiary to alter the

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customer's or supplier's level or type of business with the Company or the
Subsidiary, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

               (ab) All shares of Common Stock of the Company issued in connection with the Spin-Off (the "Spin-Off Shares") were duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable. The Spin-Off Shares were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Company has taken all action necessary to prohibit the transfer of the Spin-Off Shares (including restrictions in the Company's bylaws, placing legends on such shares and placing appropriate stop orders with the Company's transfer agent) for a period of 180 days from the Closing Date.

               (ac) Each of the Separation and Distribution Agreement, Services Agreement, Tax Allocation Agreement and License Agreement (the "Intercompany Agreements") has been duly authorized, executed and delivered by the Company and Parent, and constitutes the binding agreement of the Company, and Parent, as the case may be, and is enforceable against the Company and Parent, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     B.   Representations and Warranties of the Selling Stockholders.  Each
          ----------------------------------------------------------
Selling Stockholder, severally, represents, warrants and covenants to each Underwriter as follows:

          (i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (ii) The Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney") signed by (i) each Selling Stockholder, (ii) EquiServe, LP, as custodian (in such capacity, the "Custodian") and (iii) Jack Johnson as the Selling Stockholder's attorney-in-fact (in such capacity, the "Attorney-in-Fact"), to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus, has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against him in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general

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equitable principles. Each Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of each Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement and Power of Attorney, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If any Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

          (iii) Each Selling Stockholder is the lawful owner of the Shares to be sold by him hereunder and, assuming the Underwriters purchase the shares for value in good faith and without notice of any adverse claims relating thereto within the meaning of Article VIII of the Uniform Commercial Code, upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey to the Underwriters good and marketable title to such Shares, free and clear of all liens, encumbrances, equities, claims and security interests whatsoever.

          (iv) Each Selling Stockholder has, and on the Closing Date and the Additional Closing Date (as defined below) will have, good and valid title to all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, if applicable, to enter into this Agreement and the Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the state securities laws or the blue sky laws or any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

          (vi) Neither the sale of the Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is party or bound, any judgment, order or decree applicable to such Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

          (vii) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been waived or are described in the Prospectus under "Shares Eligible for Future Sale".

          (viii) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

          (ix) All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date and the Additional Closing Date (as defined below) will be, true, correct, and complete in all material respects, and does not, and on the Closing Date and the Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. To the extent such information appears in the Prospectus, such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholders's name and the related footnote in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Shares).

          (x) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (xi) Such Selling Stockholder has not distributed and will not distribute, prior to the later of the Additional Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Stockholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

          (xii) Such Selling Stockholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may result in a Material Adverse Effect on the condition, financial or otherwise, or on the earnings, business, operation or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiary, considered as one entity, and is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

        (xiii) The representations and warranties of such Selling Stockholder in the Custody Agreement and Power of Attorney are, and on the Closing Date will be, true and correct.

     Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

        2.     Purchase, Sale and Delivery of the Shares.
               -----------------------------------------

               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell to the Underwriters an aggregate of _________ Firm Shares and (ii) the Selling Stockholders, severally, agree to sell to the several Underwriters an aggregate of _______ Firm Shares. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price per share of [$________], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof.

               (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Stradling Yocca Carlson & Rauth ("Company's Counsel"), 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M. on the third or fourth Business Day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth Business Day (as permitted under Rule 15c6- 1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten Business Days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. Payment shall be made to the Company with respect to Shares sold by it and to the Custodian with respect to the Shares sold by the Selling Stockholders by wire transfer in same day funds, against delivery to you at the offices of Company's Counsel, or such other location as may be mutually acceptable, for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to the Selling Stockholder hereunder and to hold such amounts for the account of the Selling Stockholder with the Custodian under the Custody Agreement and Power of Attorney. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date. If you so elect, delivery of the Firm Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

               (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to ______ Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, or from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than
--------  -------
the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the fifth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Additional Closing Date.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to _______, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment of the purchase price for the Additional Shares shall be made to the Company by wire transfer in same day funds at the offices of Company's Counsel or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

     3.   Offering.
          --------

          (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          (b) The Company and the Underwriters hereby agree that up to ___ percent of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible employees of and certain persons designated by the Company ("the Directed Shares Purchasers"), as part of the distribution of the Shares by the Underwriters subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations, provided, however, that under no
                                              --------  -------
circumstances will Bear, Stearns & Co. Inc. ("Bear Stearns") or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted in good faith in connection with transactions effected with regard to the Directed Shares Purchasers. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the offering contemplated hereby.

          4.   Covenants of the Company and the Selling Stockholders.
               -----------------------------------------------------

     A.   Covenants of the Company.  The Company covenants and agrees with the
          ------------------------
Underwriters that:

          (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you promptly (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations, or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 180 days from the date of the Prospectus, the Company will not directly or indirectly, without the prior written consent of Bear Stearns, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, or otherwise dispose of or encumber or otherwise create or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) of the Rules and Regulations of the Commission under the Exchange Act) in, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) other than (A) the Company's sale of Shares hereunder, (B) the Company's issuance of Common Stock upon the exercise of presenting outstanding stock options, (C) the grant of options or share purchase rights by the Company pursuant to the option and employee stock purchase plans described in the Registration Statement and Prospectus, provided that such options are not exercisable for 180 days after the date of the Prospectus, or if such options are exercisable during such period, such options are subject to lockup provisions substantially as set forth in this Section 4(f), or (D) the issuance of shares of Common Stock in acquisitions provided that the recipients of such shares execute lockup agreements similar to those set forth in this Section 4(f). All of the certificates representing Spin-Off Shares will be issued with a restrictive legend thereon preventing the transfer of such shares for a period of 180 days from the date of the Prospectus. The Company will obtain the undertaking of each person holding an option to purchase Common Stock and the Selling Stockholders not to engage in any of the aforementioned transactions on their own behalf. The Company agrees not to waive any undertaking obtained pursuant to this paragraph without the prior written consent of Bear Stearns. During the period of 180 days from the date of the Prospectus, the Company shall enforce all, and shall not materially amend any, provisions of all outstanding option agreements (and any new option agreement entered into during such period) in order to ensure that no holder of options to purchase capital stock of the Company may sell or otherwise dispose of the stock acquired upon exercise of any such option without the prior written consent of Bear Stearns. The Company acknowledges that the intent of the foregoing sentence is to restrict, pursuant to the terms of such option agreements, the ability of option holders to dispose of shares of stock acquired upon exercise of such options in the same manner as if such persons had executed written undertakings provided for in the first sentence of this paragraph.

          (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus and report such use of proceeds as may be required pursuant to Rule 463 of the Regulations.

          (i) The Company will use its best efforts to cause the Shares to quoted on the Nasdaq National Market and to maintain such quotation so long as any of the Shares are outstanding.

          (j) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to Bear Stearns, that may be transmitted electronically by Bear Stearns and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (the "Prospectus Delivery Period ); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to Bear Stearns, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

          (k) The Company hereby agrees that it will ensure that the Directed Shares are restricted as may be required by the National Association of Securities Dealers, Inc. or the National Association of Securities Dealers, Inc. rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the Closing Date. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such a period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

          (l) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     B.   Covenants of the Selling Stockholders. Each Selling Stockholder
          -------------------------------------
covenants and agrees with each Underwriter:

          (i) to deliver to Bear Stearns prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person).

          (ii) to cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

          (iii) pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Stockholder.

          (iv) to promptly notify the Company and Bear Stearns if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by Bear Stearns, the Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.   Payment of Expenses.  Whether or not the transactions
               -------------------
contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), duplicating, filing and distributing the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar, (viii) all reasonable costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, stamp duties and taxes, in connection with matters related to the Directed Share Program not to exceed $10,000, and (ix) the fees of the Custodian and other fees and expenses related to the offering of the Shares by the Selling Stockholders, other than any taxes payable by or on behalf of the Selling Stockholders in connection with the sale of Shares hereunder.

          6.   Conditions of Underwriters' Obligations.  The obligations of the
               ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

               (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and all necessary approvals of the Nasdaq National Market shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with
Section 4(a) hereof; and at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

               (b) All the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

               (c) At the Closing Date you shall have received a letter from Stradling Yocca Carlson & Rauth, a professional corporation, counsel for the Company dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters' Counsel, that contains the following opinions:

                   (i) Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and California, respectively. The Company is qualified to do business and is in good standing under the laws of the State of California. To our knowledge, there are no other jurisdictions where the ownership or leasing of properties or the conduct of the Company's or the Subsidiary's respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, results and operations or the financial condition of the Company or the Subsidiary.

                   (ii) The Company has the authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus and the authorized, issued and outstanding capital stock of the Company, including the Shares, conforms in all material respects as to legal matters to the description thereof set forth under that caption. All of the shares of capital stock of the Company issued and outstanding immediately prior to the sale of the Firm Shares have been duly authorized and validly issued, and nonassessable, and to such counsel's knowledge are fully paid, have been issued in compliance in all material respects with the registration and qualification requirements of federal and state securities laws and have not been issued in violation of any preemptive right granted under the Delaware General Corporation Law (the "DGCL"), or the Company's certificate of incorporation or by-laws or, to such counsel's knowledge, based upon such counsel's review of the Company's minute books, its certificate of incorporation and by-laws and the agreements and instruments filed as exhibits to the Registration Statement, any contractual preemptive or other contractual right to subscribe for or purchase such shares from the Company.

                   (iii) The Firm Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Firm Shares will not be subject to any preemptive right granted under the DGCL or the Company's certificate of incorporation or by-laws or, to such counsel's knowledge, based upon such counsel's review of the Company's minute books and its certificate of incorporation and by-laws and the agreements and instruments filed as exhibits to the Registration Statement, any contractual preemptive or other contractual right to subscribe for or purchase shares of capital stock from the Company.

                    (iv) Such counsel has been orally advised by staff for the Commission that the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement under the Act has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Such counsel has been advised by the staff of The Nasdaq Stock Market, Inc. that the Shares are approved for quotation on the Nasdaq National Market.

                    (v) This Agreement has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

                    (vi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (A) result in the violation by the Company of any statute or any rule, order or regulation having the force of law or of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets, in each case known to such counsel,
          (B) conflict with or result in a default by the Company or the

          Subsidiary under their respective organizational documents, or (C) constitute a violation of or default under the terms of any agreement or instrument filed as an exhibit to the Registration Statement; and except for the registration of the Shares under the Act and such consents, approvals, authorizations, registration or qualifications as may be required under the Exchange Act and applicable state, NASD, securities or Blue Sky laws governing the purchase and distribution of the Shares by the Underwriters, and clearance of the offering by the NASD, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

                    (vii) The Company is not, and upon consummation of the transactions contemplated by this Agreement, will not be, an "investment company" within the meaning of that term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                    (viii) The statements in the Prospectus under the caption "Description of Capital Stock," and in Items 14 and 15 of Part II of the Registration Statement insofar as they purport to summarize the provisions of documents or matters of law referred to therein are accurate in all material respects.

                    (ix) The form of certificate evidencing the Common Stock has been approved by all necessary corporate action of the Company and complies as to form with the requirements of the DGCL.

                    (x) Each of the Intercompany Agreements have been duly authorized executed and delivered by the Company and each of the Intercompany Agreements is a valid and binding obligation of the Company enforceable against it in accordance with its terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity.)

                    (xi) Such counsel has no knowledge of any material infringement by the Company of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others.

               (xii) To such counsel's knowledge and limited to the United States, other than as described in the Registration Statement and the Prospectus (A) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or the Subsidiary or, if the Intellectual Property is licensed to the Company or the Subsidiary, in respect of any third party licensor, and (B) there is no dispute between the Company or the Subsidiary or any third party licensor with respect to any Intellectual Property.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiary, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          In addition, such letter shall also contain a statement that such counsel has participated in the preparation of the Registration Statement and the Prospectus. From time to time, in connection therewith, such counsel has had discussions with certain officers, directors and employees of the Company, representatives of Ernst & Young LLP, the independent accountants who examined certain of the financial statements of the Company included in the Registration Statement, the Representatives and counsel to the Underwriters concerning the information contained in the Registration Statement and the Prospectus and the proposed responses to various items in Form S-1. Based thereupon, such counsel is of the view that the Registration Statement (other than the financial statements, schedules and other financial data included therein, and except for the information referred to under the caption "Experts" as having been included in the Registration Statement and the Prospectus on the authority of Ernst & Young LLP as experts, as to which such counsel is not called upon to express a view) at the time the Registration Statement became effective under the Act complied, and the Prospectus (with the foregoing exceptions) as of its date complied, as to form in all material respects with the requirements of the Act and the Regulations.

          In addition, such letter shall also contain a statement that such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus except to the extent of the opinion expressed above in the first sentence of clause (ii) and in clause (viii). Based solely on the participation and discussions described above in the immediately preceding paragraph, however, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement (except for the financial statements, schedules and other financial data included therein, and except for the information referred to under the caption "Experts" as having been included in the Registration Statement and the Prospectus on the authority of Ernst & Young LLP as experts, as to which such counsel is not called upon to express a view), at the time it became effective contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the

Prospectus (with the foregoing exceptions) as of its date contained, or on the date hereof contains, any untrue statement of a material fact or as of its date omitted, or on the date hereof omits, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) At the Closing Date you shall have received the opinion of Stradling Yocca Carlson & Rauth, a professional corporation, counsel for the Selling Stockholders, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                    (i) To such counsel's knowledge, each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement.

                    (ii) To the knowledge of such counsel, each Selling Stockholder has good and clear title to the certificates for the Shares to be sold by such Selling Stockholder, and, assuming the Underwriters purchase the shares to be sold by each Selling Shareholder for value in good faith and without notice of any adverse claim within the meaning of Article VIII of the Uniform Commercial Code, upon delivery thereof pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                    (iii) This Agreement has been duly and validly authorized, executed and delivered by each Selling Stockholder.

                    (iv) The Custody Agreement and Power of Attorney appointing EquiServe, LP as the Custodian and Jack Johnson as each Selling Stockholder's Attorney-in-Fact, to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement, has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is the valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and pursuant to such power of attorney, each Selling Stockholder has authorized such attorney-in-fact, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                    (v) To the knowledge of such counsel, the execution, delivery and performance of this Agreement by each Selling Stockholder, compliance by each Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws or except as such may have been obtained) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or any material agreement, indenture or other instrument to which any Selling Stockholder is a party or by which a Selling Stockholder or property of a Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to a Selling Stockholder or property of a Selling Stockholder.

               In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (y) as to matters of fact, to the extent they deem proper and is applicable, on certificates of officers of the Selling Stockholder and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Selling Stockholder, if applicable, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (f) At the Closing Date you shall have received a certificate of the Company executed on its behalf by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has sustained any material loss or interference with their businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company or the Subsidiary, taken as a whole, except in each case as described in or contemplated by the Prospectus.

               (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to you, stating that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the consolidated financial statements of the Company and the Subsidiary included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and the board of directors of the Company and the Subsidiary and the committees of such boards subsequent to December 31, 1999, inquiries of officers and other employees of the Company and the Subsidiary who have responsibility for financial and accounting matters of the Company and the Subsidiary with respect to transactions and events subsequent to December 31, 1999, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company and the Subsidiary presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to December 31, 1999, there were, as of the date of the most recent available monthly consolidated financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or the Subsidiary or any decrease in the net current assets or stockholders' equity of the Company or the Subsidiary, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the

Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from January 1, 2000 to the date of the most recent available monthly consolidated financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter;(iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and the Subsidiary set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or the Subsidiary or from schedules furnished by the Company or the Subsidiary, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement; and (v) in their opinion, the pro forma financial statements of the Company and the Subsidiary included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder and all pro form adjustments have been properly applied to the historical accounts in the compilation of those statements.

               (h) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

               (i) You shall have received from each person who holds an option to purchase shares of Common Stock and the Selling Stockholders an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company for a period of 180 days after the date of the Prospectus, except as may otherwise be explicitly permitted by the terms of such agreement.

               (j) At the Closing Date, the Shares shall have been approved for quotation on Nasdaq National Market.

               (k) At the Closing Date you shall have received a written certificate executed by Jack Johnson in his capacity as Attorney-in-Fact on behalf of the Selling

Stockholders, dated as of the Closing Date, to the effect that (i) the representations, warranties and covenants of the Selling Stockholders set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Stockholders on and as of the Closing Date and (ii) each Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

               (l) At the Closing Date you shall have received a certificate of Parent, executed on its behalf by its Chief Executive Officer, dated the Closing Date to the effect that as of the date hereof, the date of the Spin-Off and as of the Closing Date the representations of Parent set forth in the letter ruling of the Internal Revenue Service regarding the Spin-Off dated September 30, 1999 are true, complete and correct.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date, and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

          7.   Indemnification.
               ---------------

               (a) The Company and the Subsidiary, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and subject to subsection (d) of this Section 7, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) (A) the violation of any applicable laws or regulations of foreign jurisdictions where directed shares have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, that neither the
                                        --------  -------
Company nor the Subsidiary will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and the Subsidiary may otherwise have including under this Agreement.

               (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Subsidiary, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Subsidiary within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and, subject to subsection (d) of this
Section 7, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided,
                                                                 --------
however, that in no case shall any Underwriter be liable or responsible for any
-------
amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Subsidiary acknowledge that the statements set forth in the fourth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and reasonable expenses incurred by them as a result of (i) the failure of the Participants to pay for and accept delivery of the Directed Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Shares or (ii) the refusal by any Participants that are also employees of the Company to properly confirm their respective agreements to purchase the Directed Shares that they had agreed to purchase by the end of the first day after the date of this Agreement.

               (d) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there are conflicts of interests in the representation of both the indemnified and indemnifying party by the same counsel (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent.

               (e) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) a breach of any of the representations or warranties of such Selling

Stockholder set forth in Section 1.B hereof and (ii) any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto made in reliance upon and in conformity with written information provided to the Company by the Selling Stockholders expressly for use therein.

          8.   Contribution.  In order to provide for contribution in
               ------------
circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Subsidiary, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Subsidiary any contribution received by the Company or the Subsidiary from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Subsidiary and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Subsidiary, and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Subsidiary, and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Subsidiary, and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Subsidiary and, the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiary, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8.

     The liability of each Selling Stockholder under this Agreement, including without limitation, the indemnity and reimbursement agreements contained in the provisions of Sections 7 and 8 hereof shall be limited to an amount equal to (i) the gross proceeds of the Shares sold by such Selling Stockholder to the Underwriters, less (ii) the underwriting discounts and commissions with respect to such Shares sold by such Selling Stockholder.

     Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such consent was not unreasonably withheld.
         --------  -------

          9.   Default by an Underwriter.
               -------------------------

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

               (b) In the event that such default relates to more than 10% of the total number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

               (c) In the event that the Firm Shares or Additional Shares to which such default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares, as the case may be.

          10.  Survival of Representations and Agreements.  All representations
               ------------------------------------------
and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of a Selling Stockholder, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11.  Effective Date of Agreement; Termination.
               ----------------------------------------

               (a) This Agreement shall become effective, upon the later of (i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full Business Day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

               (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (ii) if trading on the New York or American Stock Exchanges or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or the Nasdaq National Market by the New York or American Stock Exchanges or the Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

               (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex, or telegraph, confirmed in writing by letter.

               (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses

(including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          12.  Notices.  All communications hereunder, except as may be
               -------
otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc.,245 Park Avenue, New York, NY 10167, Attention: Syndicate Department, with a copy to Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, Attention: Lawrence D. Levin; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, shall be mailed, delivered, or sent by facsimile, telex or telegraph and confirmed in a letter to 1515 South Manchester Avenue, Anaheim, California 92802, Attention:
Jack E. Johnson, Chief Executive Officer and President with a copy to Stradling Yocca Carlson & Rauth, Attention: K.C. Schaaf, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660; and if sent to the Selling Stockholders, shall be mailed, delivered, or faxed and confirmed in writing to Stradling Yocca Carlson & Rauth, Attention: K.C. Schaaf, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660.

          13.  Parties.  This Agreement shall insure solely to the benefit of,
               -------
and shall be binding upon, the Underwriters, the Selling Stockholders and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14.  Failure of the Selling Stockholders to Sell and Deliver Shares.
               --------------------------------------------------------------
If any Selling Stockholder shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholder at the Closing Date pursuant to this Agreement, the Company hereby agrees to sell and deliver to the Underwriters that number of Shares equal to the number of Shares not sold and delivered by such Selling Stockholder, in which case the Underwriters shall have the right, by written notice from Bear Stearns to the Company and such Selling Stockholder, to postpone the Closing Date for a period of not more than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          15.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

          16.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be an original and all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth the understanding between you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                Very truly yours,

                                Iteris, Inc.


                                By:
                                   ---------------------------------------------
                                Name:  Jack E. Johnson
                                Title: Chief Executive Officer and President


                                Selling Stockholders


                                By:
                                   ---------------------------------------------
                                Name:  Jack Johnson, Attorney-in-Fact



Accepted as of the date first above written

Bear, Stearns & Co. Inc.
SG Cowen Securities Corporation
Cruttenden Roth Incorporated


By: BEAR, STEARNS & CO. INC.


By:
   -------------------------------------
    Name:
    Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I



                                              Number of Firm Shares
Name of Underwriter                              to be Purchased
-------------------------------------------------------------------

Bear, Stearns & Co. Inc.................

SG Cowen Securities Corporation.........

Cruttenden Roth Incorporated............
                                                 ------------------



Total                                            ------------------